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                                  EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-58607) and in the related prospectus of Peoples Telephone Company, Inc., and in the Registration Statements (Form S-8 No. 33-58603 and Form S-8 No. 333-40793) pertaining to stock option and incentive plans of Peoples Telephone Company, Inc. of our report dated February 27, 1998, except for the second and third paragraphs of Note 20, as to which the date is October 27, 1998, and the fourth paragraph of Note 1, as to which the date is November 6, 1998, with respect to the consolidated financial statements and schedule of Peoples Telephone Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997, as amended, included in this Form 10-K/A.


                                                  /s/ ERNST & YOUNG LLP

Miami, Florida
November 6, 1998


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